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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of SCM Microsystems, Inc


      We consent to the incorporation by reference in Registration Statement Nos. 333-107546, 333-100629, 333-61272, 333-51792, 333-42376, 333-73061,
333-66397, 333-45789, 333-45791 and 333-45795 on Form S-8 and in Registration
Statement Nos. 333-90864, 333-62696 and 333-71915 on Form S-3 of our report dated March 11, 2004 appearing in this Annual Report Form 10-K of SCM Microsystems, Inc. and subsidiaries for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
March 11, 2004